                                                                      EXHIBIT 12

                         U S WEST COMMUNICATIONS, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

                                                                                  YEAR ENDED DECEMBER 31,
                                                                   -----------------------------------------------------
                                                                     1997       1996       1995       1994      1993(1)
                                                                   ---------  ---------  ---------  ---------  ---------
Income before income taxes, extraordinary items and cumulative
 effect of changes in accounting principles......................  $   2,018  $   2,001  $   1,917  $   1,881  $     687

Interest expense (net of amounts capitalized)....................        374        414        386        331        374
Interest factor on rentals (1/3).................................         67         54         60         70         67
                                                                   ---------  ---------  ---------  ---------  ---------
Earnings.........................................................  $   2,459  $   2,469  $   2,363  $   2,282  $   1,128
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------
Interest expense.................................................  $     394  $     445  $     426  $     367  $     374
Interest factor on rentals (1/3).................................         67         54         60         70         67
                                                                   ---------  ---------  ---------  ---------  ---------
Fixed charges....................................................  $     461  $     499  $     486  $     437  $     441
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------

Ratio of earnings to fixed charges...............................       5.33       4.95       4.86       5.22       2.56

(1) The 1993 ratio includes a one-time restructuring charge of $880. Excluding the restructuring charge, the ratio of earnings to fixed charges would have been 4.55.